Exhibit 10.2

PLAN OF REORGANIZATION AND ACQUISITION

BY WHICH

SALTY’S WAREHOUSE, INC.

(A FLORIDA CORPORATION)

SHALL BE ACQUIRED FROM

NUCOTEC, INC.

(A NEVADA CORPORATION)

This PLAN OF REORGANIZATION AND ACQUISITION (“Agreement”) is made and dated this 19th day of March 2004 by and between the Parties, as described below, and shall become effective on the “Closing Date” as defined herein.

I.                                         THE INTERESTED PARTIES

A.                                   THE PARTIES TO THIS AGREEMENT

1.               Nucotec, Inc., a Nevada corporation (“Nucotec”).

2.               Salty’s Warehouse, Inc., a Florida corporation (“Salty’s”).

3.               Steven W. Hudson and Earl T. Shannon (the “Salty’s Shareholders”).

4.               Nucotec, Salty’s and the Salty’s Shareholders may be referred to collectively herein as the “Parties.”  Nucotec and Salty’s may be referred to collectively herein as the “Corporations.”

II.                                     RECITALS

A.                                   THE CAPITAL OF NUCOTEC AND SALTY’S

1.               The capital of Nucotec consists of 10,000,000 shares of common stock, $ .001 par value, authorized, of which 6,076,000 are issued and outstanding as of the date of this Agreement.

2.               The capital of Salty’s consists of 100 shares of common stock, no par value, authorized, of which 100 shares are issued and outstanding (the “Salty’s Shares”), and which are owned as follows:

(a)          Steven W. Hudson owns 10 shares of Salty’s common stock;

(b)         Earl T. Shannon owns 10 shares of Salty’s common stock; and

(c)          Nucotec owns 80 shares of Salty’s common stock.

B.                                     THE BACKGROUND FOR THE ACQUISITION

The Salty’s Shareholders desire to acquire the 80 shares of common stock of Salty’s owned by Nucotec and Nucotec desires to acquire 5,110,200 shares of Nucotec common stock which is currently owned by the Salty’s Shareholders.  The Salty’s Shareholders wish to exchange their 5,110,200 shares of Nucotec with Nucotec for 80 shares of Salty’s.

III.               CONDITIONS PRECEDENT TO REORGANIZATION

A.                                   DIRECTOR APPROVAL

If required, the Board of Directors of each of the Corporations respectively shall have determined that it is advisable and in the best interests of each of them and both of them to proceed with the exchange by Nucotec of Salty’s common stock for Nucotec common stock, in accordance with IRS Section 354(a) and 368(a).

B.                                     SHAREHOLDER APPROVAL

If required, the shareholders of the Corporations shall have approved the acquisition and this Agreement in a manner consistent with the laws of its respective jurisdiction and its respective constituent documents.

C.                                     EFFECTIVE DATE

This Plan of Reorganization and Acquisition shall become effective on a date designated hereinafter as the “Closing Date,” provided that the following conditions precedent shall have been met, or waived in writing by the Parties:

1.                     Each Party shall have furnished to the other Party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction.  If any Party determines that there is a reason not to complete this Plan of Reorganization and Acquisition as a result of their due diligence examination, then they must give written notice to the other Parties prior to the expiration of the due diligence examination period.  The Due Diligence period, for purposes of this paragraph, shall expire on a date determined by the Parties, which shall be no later than five days after the Closing Date.

2.                                       The Board of Directors of each Corporation shall have determined to proceed with this Plan of Reorganization and Acquisition.

3.                                       All of the terms, covenants and conditions of this Plan of Reorganization and Acquisition to be complied with or performed by each Party for Closing shall have been complied with, performed or waived in writing.

4.                                       The representations and warranties of the Parties, contained in this Plan of Reorganization and Acquisition, as herein contemplated, except as amended, altered or waived by the Parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time.

D.                                    TERMINATION

This Plan of Reorganization and Acquisition may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the Parties: (i) by mutual consent of the Parties; or (ii) by any Party if any other Party is unable to meet the specific conditions precedent applicable to its performance within a reasonable time.  In the event that termination of this Plan of Reorganization and Acquisition occurs, as provided above, this Plan of Reorganization and Acquisition shall forthwith become void and there shall be no liability on the part of any Party or its respective officers and directors.

IV.              PLAN OF ACQUISITION

A.                                   REORGANIZATION AND ACQUISITION

Nucotec and Salty’s are hereby reorganized, such that the Salty’s Shareholders shall acquire all of the issued and outstanding capital stock of Salty’s with all of its current assets, liabilities and businesses from Nucotec, and Salty’s shall then become wholly owned by the Salty’s Shareholders (the “Reorganization”).

B.                                     SURVIVING CORPORATIONS

Both Nucotec and Salty’s shall survive the Reorganization herein contemplated and shall continue to be governed by the laws of their respective jurisdiction.

C.                                     SURVIVING ARTICLES OF INCORPORATION

The Articles of Incorporation of both Nucotec and Salty’s shall remain in full force and effect, unchanged, except as specified herein.

D.                                    SURVIVING BYLAWS

The Bylaws of both Nucotec and Salty’s shall remain in full force and effect, unchanged.

E.                                      ISSUANCE OF STOCK

                                                At Closing, Nucotec shall return stock certificate number 8, dated May 10, 2002, representing 80 shares of Salty’s to Salty’s and Salty’s shall issue and deliver stock certificates of Salty’s to the Salty’s Shareholders, representing a total of 80 newly issued shares of its common stock as follows:

1.                     Earl T. Shannon shall receive 40 shares of Salty’s common stock; and

2.                     Steven W. Hudson shall receive 40 shares of Salty’s common stock.

Also at the Closing, the Salty’s Shareholders shall return stock certificates totaling 5,110,200 shares of Nucotec common stock to Nucotec.

F.                                      FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING

The Directors of each Corporation and each Salty’s Shareholder shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and all Parties covenant hereby to deal fairly and in good faith with each other and each others shareholders.

V.                  GENERAL MUTUAL REPRESENTATIONS AND WARRANTIES

The purpose and general import of the Mutual Representations and Warranties are that each Party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct.

A.                                   ORGANIZATION AND QUALIFICATION

Each Corporation warrants and represents that it is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

B.                                     CORPORATE AUTHORITY

Each Party warrants and represents that it has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

C.                                     OWNERSHIP OF ASSETS AND PROPERTY

Each Corporation warrants and represents that it has lawful title and ownership of its property as reported to the other, and as disclosed in its financial statements.

D.                                    ABSENCE OF CERTAIN CHANGES OR EVENTS

Each Party warrants and represents that there are no material changes of circumstances or events which have not been fully disclosed to the other Party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.

E.                                      ABSENCE OF UNDISCLOSED LIABILITIES

Each Corporation warrants and represents specifically that it has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other parties, in the financial statements or otherwise in writing.

F.                                      LEGAL PROCEEDINGS

Each Corporation warrants and represents that there are no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

G.                                     NO BREACH OF OTHER AGREEMENTS

Each Party warrants and represents that this Agreement, and the faithful performance of this Agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

G.                                     CAPITAL STOCK

Each Corporation warrants and represents that the issued and outstanding shares and all shares of capital stock of such Corporation, is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Corporation, except as has been disclosed to the other parties.

H.                                    BROKERS’ OR FINDER’S FEES

Other than as described herein, each Party warrants and represents that it is aware of no claims for brokers’ fees, or finders’ fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of any Party.

VI.                                REPRESENTATIONS AND WARRANTIES OF SALTY’S SHAREHOLDERS.

Each Salty’s Shareholder represents and warrants to Nucotec that:

A.                                   INVESTMENT

Each Salty’s Shareholder:

1.                                       Understands that the Salty’s Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, (the “Securities Act”), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, which depends upon, among other things, the accuracy of the required representations and warranties of Shareholders;

2                                          Understands that there shall be imprinted on the face of each certificate representing the Salty’s Shares acquired by Salty’s Shareholders the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER’S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

3                                          Understands that the Salty’s Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available, and Shareholders acknowledge that neither Nucotec nor Salty’s has any obligation whatsoever to register the Salty’s Shares under that Act;

4                                          Understands the provisions of Rule 144 (the “Rule”) promulgated under the Act permit limited resale of securities purchased in a private transaction, subject to the satisfaction of certain conditions as set forth in the Rule;

5                                          Is acquiring the Salty’s Shares solely for the account of such Salty’s Shareholder for investment purposes, and not with a view to the distribution thereof;

6                                          Is an accredited investor with knowledge and experience in business and financial matters;

7                                          Has had the opportunity to obtain such information as such Shareholder desired in order to evaluate the merits and the risks inherent in acquiring and holding the Salty’s Shares;

8                                          Is able to bear the economic risk and lack of liquidity inherent in holding the Salty’s Shares; and

9                                          Is familiar with the requirements required to be designated as an Accredited Investor, and is such an Accredited Investor.

B.                                     INFORMATION

Salty’s Shareholders understand that they are acquiring the Salty’s Shares without being furnished any offering literature or prospectus.  The Salty’s Shareholders acknowledges that Salty’s Shareholders have obtained such information or data as Salty’s Shareholders may deem appropriate in order to provide the Salty’s Shareholders with the basis of making an informed investment decision with respect to the acquisition of the Salty’s Shares.  The Salty’s Shareholders have been given the opportunity to meet with representatives of Nucotec and

Salty’s and to have such representatives answer any questions and provide any additional information regarding the terms and conditions of an investment in the Salty’s Shares as deemed relevant by the Salty’s Shareholder or as a result of any independent investigations made by any Salty’s Shareholder or by any Salty’s Shareholder’s representative.

C.                                     SALTY’S SHARES

Each Shareholder holds of record and owns beneficially the number of Salty’s Shares set forth in Section II A 2 of this Agreement, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  No Salty’s Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any Salty’s Shares (other than this Agreement).  The Salty’s Shares held by each such Salty’s Shareholder represents all of the issued and outstanding capital stock of Salty’s owned by such Salty’s Shareholder.

VII.                            INDEMNIFICATION

Both Corporations shall, and from and after the Closing Date, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of either Corporation (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying Corporation of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of either Corporation whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date (“Indemnified Liabilities”), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the full extent each Corporation is permitted under the laws of its respective state of incorporation to indemnify directors or officers.

Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Closing Date), (i) the Indemnified Parties may retain counsel satisfactory to them and the Corporations shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; and (ii) each party shall use all reasonable efforts to assist in the vigorous defense of any such matter, provided that each party shall not be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Parties (but the failure so to notify shall not relieve a party from any liability which it may have under this section except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Parties agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Closing Date, shall survive the reverse acquisition and shall continue in full force and effect for a period of not less than seven years from the Closing Date; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

The provisions of this section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of all Parties.

VIII.                        DEFAULT, AMENDMENT AND WAIVER

A.                                   DEFAULT

Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting Parties shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any Party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting Parties, such defaulting Party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

B.                                     WAIVER AND AMENDMENT

Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Parties entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

D.                  MISCELLANEOUS

A. EXPENSES

Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

B.                                     NOTICES

                                                Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO NUCOTEC:	Nucotec, Inc.
Attn: Earl W. Abbott
3841 Amador Way
Reno, Nevada 89502

TO SALTY’S:	Salty’s Warehouse, Inc.
Attn: Earl T. Shannon
1080 S.E. 3rd Avenue
Ft. Lauderdale, FL 33316

TO STEVEN W. HUDSON:

Steven W. Hudson
c/o Salty’s Warehouse, Inc.
1080 S.E. 3rd Avenue
Ft. Lauderdale, FL 33316

TO EARL T. SHANNON:

Earl T. Shannon
c/o Salty’s Warehouse, Inc.
1080 S.E. 3rd Avenue
Ft. Lauderdale, FL 33316

WITH COPY TO:	Oswald & Yap
Attn: Lynne Bolduc, Esq.
6148 Sand Canyon Avenue
Irvine, CA 92618

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

C.                                     ENTIRE AGREEMENT

This Agreement, together with any schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

D.                                    SURVIVIAL OF REPRESENTATIONS

All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

E.                                      INCORPORATION BY REFERENCE

The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incidents hereto are incorporated as a part of this Agreement by reference.

F.                                      REMEDIES CUMULATIVE

No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

G.                                     EXECUTION OF ADDITIONAL DOCUMENTS

Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

H.                                    GOVERNING LAW

This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

I.                                         FORUM

Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

J.                                        PROFESSIONAL FEES

In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, accountants’ fees, and experts’ fees.

K.                                    BINDING EFFECT AND ASSIGNMENT

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

L.                                      COUNTERPARTS; FACSIMILE SIGNATURES

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

M.                                 TAX-FREE EXCHANGE

The Parties agree that the acquisition of Salty’s by the Salty’s Shareholders shall be treated as a “tax-free transaction” under Section 351 of the Internal Revenue Code.

This PLAN OF REORGANIZATION AND ACQUISITION is executed on behalf of each Party by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

NUCOTEC, INC.,

a Nevada corporation

BY: Earl T. Shannon
ITS: President

SALTY’S WAREHOUSE, INC.,
a Florida corporation

BY: Earl T. Shannon

ITS: President

SALTY’S SHAREHOLDERS

Steven W. Hudson

Earl T. Shannon